EXHIBIT 99.906CERT

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Stephen C. Miller, President of The Denali Fund Inc. (the “Registrant”), certify that:

1.                  The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date	1/9/08	/s/ Stephen C. Miller
Stephen C. Miller, President
(Principal Executive Officer)

This certification is being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.

I, Carl D. Johns, Vice President and Treasurer of The Denali Fund Inc. (the “Registrant”), certify that:

1.               The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	1/9/08	/s/ Carl D. Johns
Carl D. Johns, Vice President and Treasurer
(Principal Financial Officer)

This certification is being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.